Exhibit 3.35

Filed

Date Filed: 08/18/2005

Effective Date: 08/18/2005

Business ID: 542706

STATE OF NEW HAMPSHIRE	William M. Gardner

Secretary of State

Fee for Form SRA:	$50.00	Fo
Filing fee:	$50.00		RSA 304-C:12
Total fees	$100.00
Use black print or type.
Leave 1” margins both sides.
Form must be single-sided, on 8 1/2” x 11” paper and have one inch margins on both sides. Double sided copies will not be accepted.

CERTIFICATE OF FORMATION

NEW HAMPSHIRE LIMITED LIABILITY COMPANY

THE UNDERSIGNED, UNDER THE NEW HAMPSHIRE LIMITED LIABILITY COMPANY LAWS SUBMITS THE FOLLOWING CERTIFICATE OF FORMATION:

FIRST: The name of the limited liability company is Colebrook Landfill LLC.

SECOND: The nature of the primary business or purposes are Waste Management.

THIRD: The name of the limited liability company’s registered agent is Corporation Service Company d/b/a Lawyers Incorporating Service and the street address, town/city (including zip code and post office box, if any) of its registered office is (agent’s business address) 14 Centre Street, Concord, New Hampshire 03301.

FOURTH: The latest date on which the limited liability company is to dissolve is Perpetual.

FIFTH: The management of the limited liability company is not vested in a manager or managers.

Dated August 16, 2005

*Signature:	/s/ John W. Casella
Print or type name:	John W. Casella, VP/Secretary of New England Waste Services, Inc.
Title:	Member

* Must be signed by a manager; if no manager, must be sign [ILLEGIBLE]